Press Release
FOR IMMEDIATE RELEASE

Contact: Howard H. Nolan
Senior Executive Vice President
Chief Financial Officer
  (631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES APPLICATION TO LIST
ITS COMMON STOCK ON NASDAQ

(Bridgehampton, NY – April 15, 2008) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), has filed an application to list its common stock on the NASDAQ Global Select Market.  If approved, trading in the Company’s common stock will move from the OTC Bulletin Board to the NASDAQ Global Select Market.

Kevin O’Connor, President and Chief Executive Officer of Bridge Bancorp, Inc. commented, “We are excited at the prospect of listing our Company with NASDAQ. This stock market promotes innovation and we expect our shareholders to benefit from its premier technology, making trading faster and more efficient.”

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market.  It is home to companies that are leaders across all areas of business.  For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com.

Bridge Bancorp, Inc. is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank.  Established in 1910, the Bank, with assets of approximately $600 million, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Riverhead Town, operates 14 retail branch locations. Through this network and electronic delivery channels, it provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. The Bridgehampton National Bank has a rich tradition of involvement in the community supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects, “ “believes,”  “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and ban king services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan in investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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